                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          PRAEGITZER INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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
                          PRAEGITZER INDUSTRIES, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 14, 1997

                            ------------------------

TO THE SHAREHOLDERS OF PRAEGITZER INDUSTRIES, INC.:

    The annual meeting of the shareholders of Praegitzer Industries, Inc., an Oregon corporation, will be held at 2:00 p.m., Pacific Time, on November 14, 1997, at The Heathman Hotel, 1001 S.W. Broadway, Portland, Oregon 97205, for the following purposes:

    1. Electing directors to serve for the following year and until their successors are elected; and

    2.  Transacting any other business that properly comes before the meeting.

    Only shareholders of record at the close of business on September 5, 1997 will be entitled to vote at the annual meeting.

    YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. You may attend the meeting in person even if you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert L. Praegitzer
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER
                                            AND CHAIRMAN OF THE BOARD

Dallas, Oregon
October 10, 1997

                          PRAEGITZER INDUSTRIES, INC.

                                ----------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

    The mailing address of the principal executive offices of the Company is 1270 S.E. Monmouth Cutoff, Dallas, Oregon 97338. The approximate date this proxy statement and the accompanying proxy form are first being sent to shareholders is October 10, 1997.

    UPON WRITTEN REQUEST TO GINA O'NEILL, INVESTOR RELATIONS, ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT WILL BE PROVIDED, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K.

                     SOLICITATION AND REVOCABILITY OF PROXY

    The enclosed proxy is solicited on behalf of the Board of Directors of Praegitzer Industries, Inc., an Oregon corporation, for use at the Annual Meeting of Shareholders to be held on November 14, 1997 and at any adjournment thereof. The Company will bear the cost of preparing and mailing the proxy, proxy statement, and any other material furnished to shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to beneficial owners of the stock held in their names.

    Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by voting in person at the meeting. A shareholder who attends the meeting, however, is not required to revoke the proxy and vote in person. All valid, unrevoked proxies will be voted at the annual meeting in accordance with the instructions given.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    The Common Stock is the only outstanding authorized voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the annual meeting is September 5, 1997. On that date there were 12,659,818 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights.

    The following table sets forth certain information regarding the beneficial ownership as of September 5, 1997 of the Common Stock by (i) each person known by the Company to own beneficially more than 5 percent of the Common Stock, (ii) each director and each director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

                                                                                    NUMBER OF SHARES
                                                                                      BENEFICIALLY       PERCENTAGE
BENEFICIAL OWNER                                                                        OWNED(1)          OF SHARES
--------------------------------------------------------------------------------  --------------------  -------------
Robert L. Praegitzer ...........................................................       8,076,375(2)           62.4%
  1270 S.E. Monmouth
  Cut-Off Road
  Dallas, Oregon 97338
Robert G. Baldridge.............................................................         348,866(3)            2.7%
Charles N. Hall.................................................................         323,866(4)            2.5%
Matthew J. Bergeron.............................................................          15,650(5)           *
Daniel J. Barnett...............................................................         172,004(6)            1.3%
Robert J. Versiackas............................................................         164,442(7)            1.3%
Sally Praegitzer................................................................               0(8)          --
Theodore L. Stebbins............................................................           6,666(9)           *
Merrill A. McPeak...............................................................               0(10)         --
William L. Healey...............................................................           6,666(11)          *
Gordon B. Kuenster..............................................................               0             --
All directors and executive officers as a group (12 persons)....................       9,115,285(12)          70.4%

------------------------

  * Less than 1%.

 (1) Shares that the person has the right to acquire within 60 days after September 5, 1997 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

 (2) Excludes options to purchase 125,000 shares of Common Stock not exercisable within 60 days after September 5, 1997.

 (3) Includes 23,166.5 shares subject to an exercisable warrant and options to purchase 11,666 shares of Common Stock that are exercisable within 60 days after September 5, 1997. Excludes options to purchase 63,334 shares of Common Stock not exercisable within 60 days after September 5, 1997.

 (4) Includes 23,166.5 shares subject to an exercisable warrant and options to purchase 11,666 shares of Common Stock that are exercisable within 60 days after September 5, 1997. Excludes options to purchase 43,334 shares of Common Stock not exercisable within 60 days after September 5, 1997.

 (5) Includes options to purchase 12,500 shares of Common Stock that are exercisable within 60 days after September 5, 1997, and excludes options to purchase 62,500 shares of Common Stock not exercisable within 60 days after September 5, 1997.

 (6) Includes options to purchase 4,634 shares of Common Stock that are exercisable within 60 days after September 5, 1997, and excludes options to purchase 45,366 shares of Common Stock not exercisable within 60 days after September 5, 1997.

 (7) Includes options to purchase 4,010 shares of Common Stock that are exercisable within 60 days after September 5, 1997, and excludes options to purchase 12,033 shares of Common Stock not exercisable within 60 days after September 5, 1997.

 (8) Excludes shares owned by Robert L. Praegitzer, husband of Sally Praegitzer, over which Ms. Praegitzer has no voting power or investment authority.

 (9) Comprises options to purchase 6,666 shares of Common Stock that are exercisable within 60 days after September 5, 1997, and excludes options to purchase 13,334 shares of Common Stock not exercisable within 60 days after September 5, 1997.

(10) Excludes options to purchase 20,000 shares of Common Stock not exercisable within 60 days after September 5, 1997.

(11) Comprises options to purchase 6,666 shares of Common Stock that are exercisable within 60 days after September 5, 1997, and excludes options to purchase 13,334 shares of Common Stock not exercisable within 60 days after September 5, 1997.

(12) Includes 46,333 shares subject to exercisable warrants and options to purchase 58,558 shares of Common Stock that are exercisable within 60 days after September 5, 1997. Excludes options to purchase 282,485 shares of Common Stock not exercisable within 60 days after September 5, 1997.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The directors of the Company are elected at the Annual Meeting to serve until their successors are elected and qualified. Each nominee is now serving as a director of the Company. If a quorum of shareholders is present at the annual meeting, the six nominees for election as directors who receive the greatest number of votes cast at the meeting will be elected directors. Abstentions and broker non-votes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees named below. If any of the nominees for director at the annual meeting becomes unavailable for election for any reason, the proxy holders will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes. The following table briefly describes the Company's nominees for directors.

                                                                                                               DIRECTOR
                     NAME, PRINCIPAL OCCUPATION, AND OTHER DIRECTORSHIPS                            AGE         SINCE
----------------------------------------------------------------------------------------------      ---      ------------
ROBERT L. PRAEGITZER founded the Company in 1981 and has been its President, Chief Executive            65       1981
Officer and Chairman of the Board since that time. He was also the founder and President of
Praegitzer Design Incorporated, which merged into the Company in 1995, and Praegitzer Property
Group, the assets of which were acquired by the Company in 1996. Mr. Praegitzer is married to
Sally Praegitzer, a director and Secretary of the Company.

MATTHEW J. BERGERON joined the Company in 1990 as Chief Financial Officer, overseeing finance,          34       1995
administration and Management Information Systems. He became Senior Vice President in 1993, a director in November 1995 and the Executive Vice President and Chief Operating Officer in
April 1997. Prior to joining the Company, Mr. Bergeron was an accountant at Johnson & Shute
P.S., a public accounting firm. Mr. Bergeron is a certified public accountant.

DANIEL J. BARNETT joined the Company as Senior Vice President and a director in August 1996 in          47       1996
connection with the merger of Trend Circuits, Inc. ("Trend") into the Company. Prior to the merger, Mr. Barnett was the president of Trend. Mr. Barnett served as the president of Trend from 1992 until August 1996.

THEODORE. L. STEBBINS is the Managing Director of Adams, Harkness & Hill, an investment                 56       1996
banking firm, and was appointed to the Board of Directors of the Company in May 1996.

MERRILL A. MCPEAK joined the Company as a director in April 1997. He is a retired General of            61       1997
the United States Air Force. General McPeak served as chief of Staff of the U.S. Air Force from October 1990 until October 1994. In addition to Praegitzer Industries, Incorporated,
General McPeak serves on the board of four publicly held companies; ECC International,
Tektronix Incorporated, Thrustmaster Incorporated and Trans World Airlines. General McPeak is
a distinguished advisor for Russia Special Purpose Corporation and is President of McPeak and
Associates.
                                                                                                              (nominee)
GORDON B. KUENSTER is founder and Chief Executive Officer of Seattle Sight Systems,                     64       1997
Incorporated, a manufacturer of application-specific high resolution computer displays. He founded Seattle Sight Systems, Incorporated in 1996 and is presently serving as Chief
Executive Officer. Mr. Kuenster was founder and Chief Executive Officer of; Virtual Vision,
Incorporated from 1991 to 1994 and Virtual Image Displays, Incorporated from 1994 to 1996. He was General Manager of Eldec Power Supply Division, Vice President of Engineering for Pacific
Electrodynamics and Engineering Manager of Boeing Aerospace.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors met four times in the fiscal year ended June 30, 1997 ("fiscal 1997"). No director attended fewer than 75 percent of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during fiscal 1997. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Company does not have a Nominating Committee.

    The Audit Committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of audits, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and nonaudit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists of Mr. Stebbins and Mr. Hall. The Compensation Committee determines compensation for the Company's executive officers, and administers the Company's 1995 Stock Incentive Plan and the Company's Employee Stock Purchase Plan. The Compensation Committee consists of Mr. Healey, Mr. Baldridge and General McPeak.

COMPENSATION OF DIRECTORS

    Directors who are not officers of the Company are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. In addition, each individual who becomes a nonemployee director of the Company receives a non-statutory option to purchase 10,000 shares of Common Stock when the individual becomes a director, and each nonemployee director of the Company is automatically granted an annual non-discretionary, non-statutory option to purchase 5,000 shares of Common Stock upon re-election.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation paid by the Company with respect to the last two fiscal years to the Chief Executive Officer and the three other most highly compensated executive officers whose annual compensation exceeded $100,000.

                                                              ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                                        --------------------------------  ---------------------------
                                                         FISCAL                            OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION                               YEAR       SALARY      BONUS     GRANTED   COMPENSATION(1)
------------------------------------------------------  ---------  ----------  ---------  ---------  ----------------
Robert L. Praegitzer .................................    1996     $  195,972  $       0          0     $   29,684
  President, Chief Executive Officer                      1997        274,999          0    125,000          9,640

Matthew J. Bergeron ..................................    1996        118,077     31,007     50,000              0
  Executive Vice President and Chief                      1997        149,999          0     25,000          4,983
  Operating Officer

Daniel J. Barnett ....................................    1996         --         --         --             --
  Senior Vice President                                   1997        162,500          0     50,000              0

Robert J. Versiackas .................................    1996         --         --         --             --
  Senior Vice President                                   1997        141,731          0     16,043              0

------------------------

(1) Consists of car allowances

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information regarding stock options granted in fiscal 1997 to the executive officers named in the Summary Compensation Table.

                                                                                                POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED ANNUAL
                                                                                                RATES OF STOCK PRICE
                                  NUMBER OF        PERCENTAGE OF                              APPRECIATION FOR OPTION
                                   SHARES         OPTIONS GRANTED     EXERCISE                        TERM(1)
                                 UNDERLYING       TO EMPLOYEES IN     PRICE PER   EXPIRATION  ------------------------
NAME                           OPTIONS GRANTED      FISCAL YEAR         SHARE        DATE         5%          10%
-----------------------------  ---------------  -------------------  -----------  ----------  ----------  ------------
Robert Praegitzer............      125,000(2)            25.0%        $    8.38    9/27/06    $  658,767  $  1,669,445
Matthew J. Bergeron..........       25,000(2)             5.0%        $    8.38    9/27/06    $  131,753  $    333,889
Daniel J. Barnett............       18,537(3)            10.0%        $   13.13    8/24/06    $  153,067  $    387,902
                                    31,463(2)                         $    8.38    9/27/06    $  165,814  $    420,206
Robert J. Versiackas.........       16,043(3)             3.2%        $   13.13    8/24/06    $  132,473  $    335,713

------------------------

(1) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed compounded rates of annual stock price appreciation of 5 percent and 10 percent from the date the options were granted over the option term.

(2) This option becomes exercisable September 27, 1997.

(3) This option becomes exercisable August 24, 1997.

OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table indicates for all executive officers named in the Summary Compensation Table (i) stock options exercised during fiscal 1997, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of June 30, 1997, and (iii) the value of "in-the-money" options, which represents the positive spread between the exercise price of existing stock options and the year-end price of the Common Stock.

                                                                     NUMBER OF                    VALUE OF
                                                                   SHARES SUBJECT               UNEXERCISED
                                      NUMBER OF                TO UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                                       SHARES                    AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)
                                      ACQUIRED      VALUE    --------------------------  --------------------------
NAME                                 ON EXERCISE  REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------------  -----------  ---------  -----------  -------------  -----------  -------------
Robert L. Praegitzer...............      --          --               0        125,000       --        $   343,750
Matthew J. Bergeron................      --          --          12,500         62,500    $  20,375    $   129,875
Daniel J. Barnett..................      --          --           4,634         45,366       --        $    58,718
Robert J. Versiackas...............      --          --           4,010         12,033       --            --

------------------------

(1) Based on last sale price of $11.13 per share on June 30, 1997.

EMPLOYMENT ARRANGEMENTS

    In November 1995 the Company entered into employment agreements with each of Robert L. Praegitzer, Charles N. Hall and Robert G. Baldridge, providing annual base salaries of $250,000, $125,000 and $125,000, respectively, and eligibility for bonuses and other company benefits. Mr. Praegitzer's employment agreement is of an indefinite duration. Messrs. Hall and Baldridge each received a mandatory bonus of $25,000 in fiscal 1997. On December 22, 1996, Mr. Baldridge's base salary was increased by $50,000. Messrs. Hall and Baldridge are no longer employees of the Company. Mr. Hall terminated his employment with the Company on January 1, 1997 and Mr. Baldridge terminated his employment with the Company on June 14, 1997.

    Messrs. Hall and Baldridge also entered into agreements with the Company restricting their ability to compete with the Company until three years after termination of their employment and prohibiting disclosure of confidential information and solicitation of the Company's customers or employees.

    In August 1996, the Company entered into employment agreements with Daniel
J. Barnett and Robert J. Versiackas providing for annual base salaries of $150,000 and $130,000, respectively, with eligibility for bonuses and other Company benefits. Mr. Barnett will receive a minimum bonus of $50,000 in each of the first two years of the agreement. If at the end of each quarter during the first two years of this Agreement the total salary and bonus paid to Mr. Versiackas is less than an annualized rate of $165,000, the Company shall pay Mr. Versiackas an amount equal to the difference. Additionally, Messrs. Versiackas and Barnett received options to acquire 16,043 and 18,537, respectively, shares of Common Stock at the last sale price per share reported on the Nasdaq National Market System as of the date of the execution of their agreements. The agreement may be terminated at any time by the Company for cause, or by Messrs. Barnett and Versiackas upon a material breach by the Company. Upon termination, Messrs. Barnett and Versiackas are entitled to all payments customary under Company policies. Upon termination by the Company without cause, or termination by Messrs. Barnett and Versiackas for cause, Mr. Barnett and Mr. Versiackas, each are also entitled to his base compensation for the lesser of (i) one year, and (ii) the time remaining until the expiration of two years after the date of the agreement. After an initial term ending August 26, 1998, the agreements with Mr. Barnett and Mr. Versiackas may be terminated by either party with or without cause upon thirty (30) days written notice (or, in the case of termination by the Company, with payment of sixty (60) days of base compensation in lieu of thirty (30) days notice).

    Messrs. Barnett and Versiackas, each have also entered into an agreement with the Company restricting his ability to compete with the Company until two years after termination of his employment and prohibiting disclosure of confidential information and solicitation of the Company's customers or employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and Messrs. Praegitzer, Hall and Baldridge, each of whom is a director of the Company, entered into a Tax Indemnification Agreement with respect to the Company's, CTI's and Praegitzer Design, Inc.'s ("PDI") status as S corporations in April 1996. Pursuant to that agreement, the Company is obligated to indemnify each shareholder, including Messrs. Praegitzer, Hall and Baldridge, for certain federal or state income tax Liability (including penalties and interest) he may incur or any increased taxable income resulting from a final determination of any adjustment with respect to the Company's, CTI's or PDI's income or deductions for certain periods prior to the termination of the Company's S corporation status (the "Termination Date"). In addition, the Company is obligated to indemnify each shareholder, including Messrs. Praegitzer, Hall and Baldridge, for any federal and state income taxes he must pay as a result of receiving the indemnification payment. If there is a final determination that the Company, CTI or PDI was not an S corporation for certain periods prior to the S corporation Termination Date, each shareholder, including Messrs. Praegitzer, Hall and Baldridge, is obligated to pay the Company any federal or state income tax refund actually received by him as a result of that determination. The agreement requires the shareholders, including Messrs. Praegitzer, Hall and Baldridge, to file a refund claim if requested to do so by the Company.

    In November 1995 the Company acquired CTI by means of a merger of CTI with and into the Company, pursuant to which the shareholders of CTI, Robert G.Baldridge and Charles N. Hall, each now a director of the Company, each received $1.0 million in cash, 350,000 shares of Company Common Stock and warrants to purchase an additional 23,166.5 shares of Company Common Stock. As a result of the merger, the Company assumed all of the liabilities of CTI, including promissory notes payable to each of Messrs. Baldridge and Hall in the principal amount of $1.4 million in payment of dividends of CTI reflecting previously undistributed S corporation earnings. Total consideration for the merger was approximately $16 million. The merger agreement provides that Robert L. Praegitzer shall indemnify the former shareholders of CTI for damages suffered by CTI in excess of $100,000 as the result of undisclosed claims, liabilities or obligations of the Company relating to the period prior to the merger or as a result of any misrepresentation of the Company in the merger agreement. Pursuant to the merger agreement, Messrs. Baldridge and Hall are required to indemnify the Company for damages suffered by the Company in excess of $100,000 as the result of undisclosed claims, liabilities or obligations of CTI relating to the period prior to the merger or as the result of any misrepresentations of CTI in the merger agreement. In addition, in connection with the merger Messrs. Praegitzer, Baldridge and Hall received certain rights with respect to the registration of their shares of Common Stock under the Securities.

    The Company has leased its Dallas warehouse facility from Robert L. Praegitzer, with the lease payments totaling $90,000 for the year end June 30, 1997. The lease rates for the warehouse facility were determined by Mr. Praegitzer, who was the sole shareholder of the Company at the time of determination. The Board of Directors of the Company unanimously concluded that these rates were comparable to rates that could have been obtained from an independent party. These lease amounts, however, have been eliminated from the financial statements.

    In August 1996, the Company acquired Trend by means of a merger of Trend with and into the Company (the Merger). In the Merger, each outstanding share of Trend was converted into (i) 277.085 shares of Company's common stock and (ii) the right to receive a cash payment of $1,385.43. On completion of the Merger, the shareholders of Trend held a total of 1,000,000 shares of Praegitzer, or approximately 8.5% of the outstanding Praegitzer Common Stock, and received a total of $5,000,000 cash. Daniel J. Barnett, the former president of Trend and now a senior vice president and director of the Company, and his spouse received 185,370 shares of the Company's common stock and a cash payment of $926.853. Robert Versiackas, now a senior vice president of the Company, and his spouse received 160,432 shares of the Company's common stock and a cash payment of $802,163.

    At the time of the Merger, each shareholder of Trend, including Messrs. Barnett and Versiackas, entered into employment and noncompetition agreements having terms of two years.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Robert Baldridge, a former Senior Vice President of the Company, served on the Compensation Committee for fiscal 1997.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation committee consists of three directors and, pursuant to authority delegated by the Board of Directors, determines and administers the compensation of the Company's executive officers. In setting the compensation for the executive officers other than the President and Chief Executive Officer, the Compensation Committee works closely with the President and Chief Executive Officer, who makes specific recommendations to the committee concerning compensation for each of the other executive officers. Although the Board of Directors has granted the Compensation Committee full authority to set executive compensation, in practice the decisions of the Compensation Committee are usually reported as recommendations to the full Board of Directors, which has in the past generally approved the recommendations.

    Internal Revenue Code Section 162(m), as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. Generally the levels of salary and bonus paid by the Company do not exceed this limit. However, upon the exercise of nonstatutory incentive stock options, the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is the Company's current policy generally to grant options that meet those requirements.

COMPENSATION PRINCIPLES

    Executive compensation is based on several general principles, which are summarized below:

    - Provide competitive total compensation that enables the Company to attract and retain key executives.

    - Link corporate and individual performance to compensation.

    - Encourage long-term success and align shareholder interests with management interests by giving executives the opportunity to acquire stock in the Company.

    - Reward initiative.

COMPENSATION COMPONENTS

    The primary components of the Company's executive officer compensation program are base salary, annual incentive arrangements and long-term incentive compensation in the form of stock options.

        BASE SALARY. Executive officer base salaries for fiscal 1997 were established by the Compensation Committee, to provide salary levels appropriate for the responsibilities of the executive officers of the Company. In determining salaries, the Compensation Committee took into account individual experience, job responsibility and individual performance. No specific weight was attached to these factors in establishing base salaries. For fiscal 1998 and future years, the Company will continue to establish base salary levels for the Company's executive officers that are competitive with those established by companies of similar size in the electronics industry. When determining salaries, the Compensation Committee will also take into account individual experience levels, job responsibility and individual performance. Each executive officer's salary will be reviewed annually, and increases to base salary will be made to reflect competitive market increases and the individual factors described above.

        STOCK OPTIONS. The Company's 1995 Stock Incentive Plan (the "Plan") is intended as a long-term incentive plan for executive officers, managers and other key employees of the Company. The objectives of the Plan are to align employee and shareholder long-term interests by creating a direct link between compensation and shareholder value. The Compensation Committee administers the Plan and recommends to the full Board of Directors awards of stock options to executive officers and other employees of the Company. Options granted under the Plan generally have been granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Fair market value is established by the Board of Directors, upon recommendation of the Compensation Committee, as the closing price as reported on the Nasdaq National Market on the date of grant. Options generally become exercisable over a four-year period with 25% of the options exercisable at the end of each year from date of grant. Stock options generally have a ten-year term, but terminate earlier if employment is terminated. Initial option grants to executive officers depend upon the level of responsibility and position, and subsequent grants are made based on the Compensation Committee's subjective assessment of performance, among other factors. In fiscal 1997 the Board of Directors, upon recommendation of the Compensation Committee, made the following option grants of Company Common Stock under the Plan to executive officers of the Company: Matt Bergeron--25,000 shares, Robert G. Baldridge--40,000 shares (employment was terminated on June 14, 1997), Daniel J. Barnett--18,537 shares, Robert J. Versiackas--16,043 shares, Gregory L. Lucas--50,000 shares, William J. Thale--27,000 shares. The Compensation Committee expects that in the future, if additional grants are made, consideration will be given to the number of options granted in the past and the exercise price of such grants.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Compensation Committee and the Board of Directors set Mr. Praegitzer's compensation for fiscal 1997. They employed the same criteria that the Compensation Committee used to set compensation for the other executive officers. The Compensation Committee and the Board of Directors reviewed the data within the electronics industry and similar size firms. They based Mr. Praegitzer's salary on their findings of other executives with his level of experience, and recognized Mr. Praegitzer's individual performance and important contributions to the Company's increased revenue and earnings growth.

                                          COMPENSATION COMMITTEE MEMBERS

                                          Robert G. Baldridge
                                          William L. Healey
                                          Merrill A. McPeak

                               PERFORMANCE GRAPH

    Set forth below is a graph that compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite U.S. Index and a peer group of companies in the Company's industry (SIC 3672) over the period indicated (assuming the investment of $100 in the Company's Common Stock on April 4, 1996, the date of the Company's initial public offering, and reinvestment of any dividends). In accordance with guidelines of the SEC, the stockholder return for each entity in the peer group index have been weighted on the basis of market capitalization as of each monthly measurement date set forth on the graph.

                                     INSERT
                                  PERFORMANCE
                                     GRAPH
                                      HERE

                            INDEPENDENT ACCOUNTANTS

    Representatives of Deloitte & Touche LLP will be at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement but will have the opportunity to make a statement if they wish.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and beneficial owners of more than 10 percent of the Common Stock are required by the SEC regulation to furnish the Company with copies of all section 16(a) reports they file. Based solely on a review of such reports received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all section 16(a) filing requirements applicable to its executive officers and directors have been complied with except a Form 3 was not timely filed by Merrill A. McPeak.

                            DISCRETIONARY AUTHORITY

    Although the Notice of Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

                             SHAREHOLDER PROPOSALS

    Any shareholder proposals to be considered for inclusion in proxy material for the Company's next annual meeting in November 1998 must be received at the principal executive office of the Company no later than July 14, 1998.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert L. Praegitzer
                                          President, Chief Executive Officer
                                            and Chairman of the Board

Dallas, Oregon
October 10, 1997

                              PRAEGITZER INDUSTRIES, INC.

                           Annual Meeting, November 14, 1997
                         PROXY SOLICITED BY BOARD OF DIRECTORS
                           PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Robert L. Praegitzer and Matthew J. Bergeron, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of Praegitzer Industries, Inc. (the "Company") on November 14, 1997 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of directors. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.



                  (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

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

                                                              Please mark
                                                             your votes as
                                                             indicated in    /X/
                                                             this example


                            FOR all nominees        WITHHOLD AUTHORITY
                           except as marked to       to vote for all
                           the contrary below.    nominees listed below.

1. Election of Directors:         / /                      / /                    2. Transaction of any business that properly
                                                                                     comes before the meeting or any adjournments
                                                                                     thereof. A majority of the proxies or
                                                                                     substitutes at the meeting may exercise
                                                                                     all the powers granted hereby.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A
LINE THROUGH THE NOMINEE'S NAME BELOW.)

Robert L. Praegitzer, Matthew J. Bergeron, Daniel J. Barnett
Theodore L. Stebbins, Merrill A. McPeak, Gordon B. Kuenster

                                                                                               Date:                       , 1997
                                                                                                    ----------------------

                                                                                               ----------------------------------
                                                                                               Signature or Signatures

                                                                                     _____     PLEASE DATE AND SIGN AS NAME IS
                                                                                          |    IMPRINTED HEREON, INCLUDING
                                                                                          |    DESIGNATION AS EXECUTOR, TRUSTEE,
                                                                                          |    ETC., IF APPLICABLE. A
                                                                                               CORPORATION MUST SIGN ITS NAME BY
                                                                                               THE PRESIDENT OR OTHER AUTHORIZED
                                                                                               OFFICER.

                                                                                               The Annual Meeting of
                                                                                               Shareholders of Praegitzer
                                                                                               Industries, Inc. will be held on
                                                                                               November 14, 1997 at 2:00 p.m.,
                                                                                               Pacific Time, at The Heathman
                                                                                               Hotel, 1001 S.W. Broadway,
                                                                                               Portland, Oregon.

                                                                                               Please Note: Any shares of stock
                                                                                               of the Company held in the name
                                                                                               of fiduciaries, custodians or
                                                                                               brokerage houses for the benefit
                                                                                               of their clients may only be
                                                                                               voted by the fiduciary, custodian
                                                                                               or brokerage house itself; the
                                                                                               beneficial owner may not directly
                                                                                               vote or appoint a proxy to vote
                                                                                               the shares and must instruct the
                                                                                               person or entity in whose name
                                                                                               the shares are held how to vote
                                                                                               the shares held for the
                                                                                               beneficial owner. Therefore, if
                                                                                               any shares of stock of the
                                                                                               Company are held in "street name"
                                                                                               by a brokerage house, only the
                                                                                               brokerage house, at the
                                                                                               instructions of its client, may
                                                                                               vote or appoint a proxy to vote
                                                                                               the shares.

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